UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) August 8, 2006

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On Tuesday, August 8, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Pacer International, Inc. (the “Company”), approved and recommended to the Board for its approval, and the Board approved, amendments to the Company’s 1999 Stock Option Plan and agreements evidencing outstanding options thereunder and to the agreements evidencing outstanding options granted under the Company’s 2002 Stock Option Plan to provide for the accelerated vesting of outstanding unvested options upon the occurrence of a “change in control” as defined in the amendments. The texts of these amendments are attached as Exhibits 10.1 and 10.2.

In approving the amendments, the Compensation Committee and the Board noted that there are no discussions or negotiations, or plans to initiate, enter into or pursue any discussions or negotiations, with any third party regarding a potential change in control involving the Company. The Compensation Committee and the Board considered, among other things, the accelerated vesting provisions of its peer companies’ stock option plans, and determined that the amendments were necessary and advisable to further the retention and incentive goals and objectives of the plans and outstanding options thereunder.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendments to the 1999 Stock Option Plan and the Stock Option Agreements Evidencing Outstanding Options Granted Thereunder

10.2	Amendments to the Stock Option Agreements Evidencing Outstanding Options Granted Under the 2002 Stock Option Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: August 10, 2006	By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER
10.1	Amendments to the 1999 Stock Option Plan and the Stock Option Agreements Evidencing Outstanding Options Granted Thereunder

10.2	Amendments to the Stock Option Agreements Evidencing Outstanding Options Granted Under the 2002 Stock Option Plan